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                      Mizuho Alternative Investments, LLC

                                 Code of Ethics


Created: March 28, 2008
Revised: April 29, 2008, June 3, 2008, March 30, 2009, April 14, 2010,
         June 27, 2011, July 18, 2012, August 16, 2012, March 18, 2013,
         October 29, 2013, April 8, 2014




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                               Table of Contents

_________________________________________________________________


Definitions
Introduction
Section I.    Personal Security Transaction Policy
Section II.   Insider Trading Policy
Section III.  Outside Business Activities
Section IV.   Diversion of Company Business or Investment Opportunity
Section V.    Loans
Section VI.   Dealings with Government and Industry Regulators
Section VII.  Legal Policy
Section VIII. Political Contributions, Charitable Donations and Public Office
Section IX.   Improper Use of MAI Property
Section X.    Respect for Confidentiality
Section XI.   Protection of MAI's Name
Section XII.  Employee Involvement in Litigation or Proceedings
Section XIII. Gifts and Entertainment
Section XIV.  Travel Expenses
Section XV.   Required Absence From Work Policy
Reporting Violations of the CoE and Remedial Actions Training
Disclosure of the CoE
Recordkeeping of the CoE
Responsibility
Attachment A.   Semi-Annual Compliance Questionnaire Supplement
Attachment B.   Personal Trading Pre-Clearance Form
Attachment B-2. IPO/Private Placement Personal Trading Pre-Clearance Form
Attachment C.   Initial and Annual Report of Personal Securities Accounts and
                Holdings
Attachment D.   Brokerage Letter Template
Attachment E.   Quarterly Report of Personal Securities Transactions
Attachment F.   Request for Approval of Outside Activity Form
Attachment G.   Outside Business Activity Certification
Attachment H.   Employee Gift/Entertainment Report
Attachment I.   CFTC Ethics Training Policy and Procedure
Attachment J.   Code of Ethics Certification

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Definitions

The following defined terms are used throughout this Code of Ethics, while other terms are defined within specific sections:

1. Advisers Act -- refers to the Investment Advisers Act of 1940, as amended.

2. Automatic Investment Plan -- refers to a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan (DRIP).

3. Beneficial Interest -- An Employee is considered to have a Beneficial Interest in a Security if he or she has or shares, directly or indirectly, a pecuniary interest in the Security. An Employee has a pecuniary interest in a Security if he or she has the opportunity, directly or indirectly, to profit or share in any profit derived from a Securities transaction, including, but not limited to, transactions in Securities held by an Employee's immediate family member sharing the same household or any individual to whom the Employee provides material financial support. An immediate family member is any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and includes adoptive relationships.

4. CAO -- refers to MAI's Chief Administrative Officer. Please refer to MAI's current organizational chart for the name of the individual hold this title.

5. CCO -- refers to MAI's Chief Compliance Officer. Please refer to MAI's current organizational chart for the name of the individual holding this title.

6. CEO -- refers to MAI's Chief Executive Officer. Please refer to MAI's current organizational chart for the name of the individual holding this title.

7. CIOs -- refers to MAI's Chief Investment Officers, a role currently performed by the Chief Executive Officer.

8. CFTC -- refers to the Commodity Futures Trading Commission.

9. CoE -- refers to this Code of Ethics.

10. COO -- refers to MAI's Chief Operating Officer. Please refer to MAI's current organizational chart for the name of the individual holding this title.

11. Covered Security - means any Security, except: (A) direct obligations of the government of the United States; (B) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short- term debt instruments, including repurchase agreements; and (C) shares issued by Mutual Funds.

12. Client -- refers to an individual or entity with which MAI has an investment management agreement or any investment company registered under the IC Act with respect to which MAI acts as subadviser pursuant to a subadvisory agreement.

13. Employees -- refers to MAI's officers, principals, directors and employees.

14. Exchange Act -- refers to the Securities Exchange Act of 1934, as amended.

15. Exempted Account -- refers to an account that is exempt from the reporting requirements of MAI's Personal Security Transaction Policy. An Exempted Account must meet any one of the following criteria: Mizuho Employee 401(k) account, provided that such account continues to be limited to investments in Mutual Funds (open-end other than Reportable Funds); Employee stock option plan account; Blind trust account; Mutual Fund account (investing exclusively in open-end funds other than Reportable Funds); or Managed account i.e. an account over which the Employee and/or household member has no discretion. Employees must provide copies of management agreements or similar documentation demonstrating that the Employee does not have the authority to direct investments in the account.

16. Federal Securities Laws -- refers to the Securities Act, Exchange Act, Sarbanes-Oxley Act of 2002, IC Act, Advisers Act, the Commodity Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Bank Secrecy Act, and any rules adopted thereunder by Securities and Exchange Commission, Commodity Futures Trading Commission or the U.S. Department of the Treasury.

17. Investors -- means limited partners and/or shareholders in the Funds.

18. IC Act -- refers to the Investment Company Act of 1940, as amended.

19. IPO -- refers to an "initial public offering", which is an offering of securities registered under the Securities Act whose issuer was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act immediately before registration.


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20. Insider Trading - Although not defined in the Federal Securities Laws,
Insider Trading is generally described as trading either personally or on behalf of others on the basis of Material Non-Public Information or communicating Material Non-Public Information to others in violation of the law.

21. Limited Offering -- means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) or Section 4(a)(6) or pursuant to Rules 504, 505, or 506 of Regulation D.

22. MAI -- Mizuho Alternative Investments, LLC.

23. Material Non-Public Information -- means information that has not been generally made available to the public and for which there is a substantial likelihood that a reasonable investor would consider such information important in making an investment decision, or is reasonably certain to have a substantial effect on the price of a company's securities.

24. Mutual Fund - means an open-end investment company registered under the IC Act.

25. Personal Security Transaction -- means an Employee's trade (direct or indirect) in any Security in which the Employee has a Beneficial Interest.

26. PTCC -- refers to the Personal Trading Control Center, an online tool available to Employees for compliance-related submissions, requests and materials. Specifically, Employees may use the PTCC to submit certifications, trade pre-clearance requests, accounts, holdings and transaction reports and to access MAI's compliance manuals.

27. Pre-Clearance Exempted Security -- means any type of security that is exempt from pre-clearance under MAI's Personal Security Transaction Policy i.e. U.S. Treasury bills and bonds, municipal bonds, money market funds, mutual funds (open-end other than Reportable Funds), ETFs (open-end other than Reportable Funds), securities purchased pursuant to an Automatic Investment Plan, and shares issued by unit investment trusts that are invested exclusively in on or more open-end funds, none of which are Reportable Funds.

28. Reportable Fund -- means any fund for which MAI serves as the investment adviser (including subadviser) as defined in Section 2(a)(20) of the IC Act, or any fund whose investment adviser or principal underwriter controls MAI, is controlled by MAI, or is under common control with MAI.

29. Securities Act -- refers to the Securities Act of 1933, as amended.

30. Securities Account -- means any type of account that holds any type of Security.

31. Security -- means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, warrant, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), any convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to a security, or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

32. Security Held or to be Acquired - means: (A) any Covered Security which, within the most recent 15 days: (i) is or has been held by a registered investment company; or (ii) is being or has been considered by the such registered investment company or its investment adviser for purchase by such registered investment company; and (B) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (A) of this definition.

33. Senior Management -- generally means MAI's officers, directors and mid to high-level supervisors.

34. Self-regulatory Organization -- is a non-governmental organization that has the power to create and enforce industry standards and whose priority is to protect investors through the establishment of rules that promote ethics and equality. The National Futures Association (NFA) and the Financial Industry Regulatory Authority (FINRA) are examples of SROs.

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                                 Code of Ethics

                                  Introduction

     This Code of Ethics ("CoE") is based on the fundamental principle that MAI owes a fiduciary duty to its Clients. Accordingly, Employees must avoid certain activities, interests and relationships that run or appear to run contrary to the best interests of Clients. To that end, and in accordance with
Section 204A of the Advisers Act and Rule 204A-1 thereunder, as well as Rule 17j-1 under the IC Act, MAI has adopted this CoE to establish policies and procedures promoting ethical practices and conduct by all Employees and attempting to prevent violations of the Federal Securities Laws, including the Advisers Act and the IC Act. MAI and all Employees are subject to the CoE.

     Mizuho Corporate Bank, Ltd. ("MHCB"), part owner of MAI, maintains a Code of Conduct and a Prevention of Insider Trading Policy (collectively the "MHCB Ethics Documents"), both of which apply to MAI Employees. The MHCB Ethics Documents cover some of the same topics discussed in this CoE.(1) Accordingly, where the provisions of this CoE CONFLICT with the MHCB Ethics Documents, this CoE shall govern all actions taken on behalf of MAI; failure to follow this CoE in such a case may result in disciplinary action, including dismissal. However, where the provisions of this CoE SUPPLEMENT the MHCB Ethics Documents, both this CoE and the MHCB Ethics Documents shall govern all actions taken on behalf of MAI; a failure to comply with both under the circumstances may result in disciplinary action, including dismissal. Where the CoE does not address a topic covered in the MHCB Ethics Documents, the provisions of the MHCB Ethics Documents shall govern actions taken on behalf of MAI; failure to follow the provisions MHCB Ethics Documents in such a case may result in disciplinary action, including dismissal.

     Each Employee is required to read the CoE and annually certify compliance with its provisions and reporting requirements. Acknowledgement of and compliance with the CoE are conditions of employment at MAI. Any questions concerning MAI's CoE should be directed to the CCO. Violations of this CoE shall be escalated to the CEO of MAI as necessary.

Guiding Principles and Standards of Conduct

MAI requires the following professional and ethical conduct from its Employees:

     o Act with integrity, dignity, competence, diligence, respect and in an ethical manner with the public, Clients, prospective clients, third-party service providers, and fellow Employees;

     o Place the integrity of the investment profession, the interests of Clients, and the interests of MAI above one's own personal interests;

     o Adhere to the fundamental principle that you should not take inappropriate advantage of your position;

     o Avoid any actual or potential material conflict of interest prior to consulting with Senior Management;

     o    Disclose all material conflicts of interest to Clients;

     o Conduct all personal securities transactions in a manner consistent with this CoE; o Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

     o Practice and encourage others to practice in a professional and ethical manner, such as will reflect favorably on you and the profession;

     o Promote the integrity of and uphold the rules governing the capital markets;

     o Maintain and improve your professional competence and strive to maintain and improve that of other investment professionals; and

     o    Comply with all applicable provisions of the Federal Securities Laws.

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(1) The current versions of the MHCB Ethics Documents are located on the MHCB
New York Branch's intranet website on the Americas Legal and Compliance Division homepage.

       This CoE also requires Employees to engage in the management of customer protection and information security in order to ensure the suitability of business carried out in cooperation with any Mizuho Financial Group company, as a conflict of interest could arise from such cooperation. MHCB's Code of Conduct concerning Conflicts of Interest defines the risks associated with such a conflict of interest as "breaching contracts with a customer or violating laws and regulations and significant reputational risks among others."

       Additionally, Rule 17j-1(b) under the IC Act prohibits an investment adviser (including a subadviser) to an investment company registered under the IC Act ("Registered Fund"), and an affiliated person of such adviser, in connection with the purchase or sale, directly or indirectly, by such person of any Security Held or to be Acquired by such Registered Fund:

     (a)  employ any device, scheme or artifice to defraud the Registered Fund;

     (b) make any untrue statement of a material fact to the Registered Fund or omit to state a material fact necessary in order to make the statements made to the Registered Fund, in light of the circumstances under which they are made, not misleading;

     (c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Registered Fund; or

     (d) to engage in any manipulative practice with respect to the Registered Fund.


SECTION I. PERSONAL SECURITY TRANSACTION POLICY

     An Employee may not trade (directly or indirectly) in any Security in which the Employee has a Beneficial Interest ("Personal Security Transaction") unless the transaction occurs in a Pre-Clearance Exempted Security or the Employee has complied with the Personal Security Transaction Policy (below). A Security includes, but is not limited to, IPOs and Limited Offerings, and any derivative instrument relating to such Security, including (but not limited to) options, warrants, and futures. The Personal Security Transaction Policy also applies to long-term onsite consultants.

Restricted Lists

     Currently, MAI maintains a restricted list.(2) From time to time the CCO may add names to the restricted list in order to mitigate conflicts of interest and/or prevent Employees from trading on the basis of Material Non-Public Information. Employees subject to a restricted list may not execute a Personal Security Transaction in any Security (including options, warrants, and futures) of any name, or any asset of any obligor, located on the restricted list.

Trade Pre-Clearance Procedures

     Employees must have written pre-clearance for any Personal Security Transaction, unless the transaction occurs in a Pre-Clearance Exempted Security, before completing such transaction. MAI reserves the right to disapprove any Personal Security Transaction that may have the appearance of impropriety and may fail to pre-clear a Personal Security Transaction for a number of reasons, including, but not limited to, the fact that it is on conflicting sides of a transaction with a Client; violates a confidentiality agreement; or precedes an intended Client trade.

Employees shall complete the online versions of MAI's Personal Trading Pre-Clearance Form (Attachment B to this CoE) or IPO/Private Placement Personal Trading Pre-Clearance Form (Attachment B-2 to this CoE) when requesting to trade any Security (including, but not limited to, IPOs and Limited Offerings, or any derivative instrument relating to such Security, including, but not limited to, options, warrants, and futures). All pre-clearance requests must be submitted online using the Personal Trading Control Center ("PTCC") and must be approved by your supervisor AND the CCO (or someone designated by the CCO).(3) Once pre-clearance is granted, the Employee will have three business days following approval

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(2)A current version of the restricted list is available on the Personal
Trading Control Center.
(3)In the event the CCO is absent from MAI for an extended period, currently, the COO is designated to approve trade pre-clearance requests on the CCO's behalf.

to execute the trade ("Pre-clearance Period"). The Pre-clearance Period may include or exclude the day pre-clearance is granted, at the discretion of the CCO. If the Employee wishes to transact in the relevant Security or financial instrument after the Pre-clearance Period has expired, he/she must again obtain pre-clearance for such Personal Security Transaction using the PTCC. Unless otherwise noted, no pre-clearance is required for any Personal Security Transaction in a Pre-Clearance Exempted Security (discussed below).

Pre-Clearance Exempted Securities

The following securities are exempt from MAI's Trade Pre-Clearance Procedures:

     o    U. S. Treasury Bills and Bonds

     o    Municipal Bonds o Money Market Funds;

     o    Mutual Funds (open-end other than Reportable Funds);

     o    ETFs (open-end other than Reportable Funds);

     o Any security purchased pursuant to an Automatic Investment Plan such as a Dividend Reinvestment Plan (DRIP); and

     o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Securities Accounts

     MAI requires Employees to provide periodic reports for any account maintained at any bank, brokerage firm, or similar financial institution, which may be used to invest in any Security or derivative instrument relating to such Security, other than Exempted Accounts. This also includes accounts maintained outside the United States (unless a hardship exemption has been granted by the CCO). The reporting requirements will apply to an account that meets any one of the following criteria:

o Account maintained by an immediate family member whose principal residence is the same as the Employee's (including, but not limited to, accounts for an Employee's spouse, children, step- children, grandchildren, parent, stepparent,
grandparent, sibling, mother-in-law,   father-in-law,    son-in-law,
daughter-in-law,   brother-in-law   or sister-in-law   and includes adoptive
relationships) or any individual to whom the Employee provides material financial support;

     o    Account over which the Employee exercises investment discretion;

     o Joint account that an Employee maintains with another person or persons;

     o Trust account for the personal benefit of the Employee where he/she is the trustee;

     o Partnership account for partnerships in which the Employee is a general or limited partner;

     o Investment club or other similar account in which the Employee participates; or

     o Any other securities account in which the Employee has a beneficial interest.

Exempted Accounts

The reporting requirements DO NOT apply to an account that meets any one of the following criteria:

     o Employee 401(k) account, provided that such account continues to be limited to investments in Mutual Funds (open-end other than Reportable Funds);

     o    Employee stock option plan account;

     o    Blind trust account;

     o Mutual Fund accounts (investing exclusively in open-end funds other than Reportable Funds); or

     o Managed account i. e. an account over which the Employee and/or household member has no discretion; Employees must provide copies of management agreements or similar documentation demonstrating that the Employee does not have the authority to direct investments in the account.

Reporting

     In order to comply with Advisers Act Rule 204A-1 and IC Act Rule 17j-1, Employees must submit to the CCO periodic reports that detail their Securities Accounts, Securities holdings, and Personal Securities Transactions, except when any of these concern Exempted Accounts. MAI requires employees to provide initial and annual reports of their Securities Accounts and Securities holdings and quarterly reports regarding their Personal Securities Transactions, EXCEPT that Employees are not required to report transactions executed in Exempted Accounts or pursuant to an Automatic Investment Plan.

Initial and Annual Report of Personal Securities Accounts and Holdings

     Employees are required to report all of their Securities holdings and Securities Accounts no later than 10 days after beginning employment at MAI, and thereafter at least annually (within 45 days of the close of each annual period), using the PTCC. This reporting requirement applies to holdings that may exist outside of a brokerage account such as private placements or Limited Offerings. However, Employees are not required to make any reports of holdings or accounts with respect to Exempted Accounts. The report required under this section is entitled Initial and Annual Report of Personal Securities Accounts and Holdings Form, a sample of which is incorporated in this CoE as Attachment
C. All information must be provided online using the PTCC and be current as of a date no more than 45 days prior to the date when the report submitted. Notwithstanding the requirement to report Securities Accounts annually, Employees are also required to notify the CCO of new Securities Accounts promptly after opening them. Employees should instruct their banks, broker-dealers, or similar financial institutions to send MAI brokerage account statements promptly after commencing employment at MAI or opening a new Securities Account. (4)

Quarterly Report of Personal Securities Transactions

     Employees are also required to report all Personal Securities Transactions they executed during the previous quarter within 30 days following the end of such quarter, except for transactions executed pursuant to an Automatic Investment Plan or in an Exempted Account. Employees should list and/or attest to such transactions online using the PTCC. This reporting requirement applies to transactions occurring outside of a brokerage account (as well as inside one), such as in the case of the purchase or sale of a private placement or Limited Offering. The report required under this section is titled Quarterly Report of Personal Securities Accounts, Holdings and Transactions, a sample of which is incorporated in this CoE as Attachment E.

                                   ***NOTE***

     An outside agency may be used to confirm that an Employee has disclosed all personal Securities Accounts. Failure to disclose all personal Securities Accounts will be deemed a violation of the CoE and will subject an Employee to disciplinary action, including without limitation, dismissal.

Trading and Review

     MAI's Personal Security Transaction Policy is designed to not only ensure compliance with Rule 204A-1, but also to detect any potential material conflicts of interest associated with an Employee's personal trading activities. Accordingly, MAI will closely monitor Employees' investment patterns to detect the following potential abuses:

     o    Frequent and/or short-term (30 days or less) trading;

     o    Trading opposite of Client trades; and

     o Front-Running Client accounts, which is a practice generally understood to be an Employee engaging in personal trading with respect to a Security ahead of a Client.

     o Trailing Client accounts, which is a practice generally understood to be an Employee engaging in personal trading with respect to a Security after a Client.

Prior to making a pre-clearance decision, the CCO may consult relevant portfolio managers at MAI, senior management at MAI, an employee's supervisor, the MHCB Control Room or others in order to determine if a proposed Personal Security Transaction is appropriate. In order to avoid the appearance of engaging in market-timing activities, employees are strictly prohibited from engaging in short-term trades of mutual fund shares.

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(4)Attachment D to this CoE is a Brokerage Letter Template that may be used for such purpose.

     The COO will monitor the CCO's personal securities transactions for compliance with the Personal Security Transaction Policy. If MAI discovers that an Employee is personally trading contrary to the policies set forth above, the Employee may be requested to meet with the CCO and COO to review the facts surrounding the transactions and determine whether any corrective action is required.

Holding Period

Security purchases must be held for 30 calendar days, except purchases of a Pre-Clearance Exempted Security. With regard to purchases of options, the holding period requirement mandates that the expiration date of an option be at least 30 calendar days from the date of purchase. Regarding debt instruments, the maturity date of the instrument must be at least 30 calendar days from the purchase date.

Exemptions from Holding Period

The holding period does not apply to:

K Pre-Clearance Exempted Securities (as defined in MAI's Code of Ethics)*

*Note: Short-term transactions in open-end mutual funds are strictly prohibited by MAI's Code of Ethics.

Holding Period Waivers or Hardship Claims

Waivers from the holding period policy are available in times of volatile securities markets or when certain personal situations arise. All requests for waivers must be in writing and approved by the CCO before the trade is executed.

Active Trading in Exempted Securities

Employees are not expected to be engaged in active trading of securities or engaged in speculative dealings (as distinguished from regular investments), whether on a margin or a cash basis, and whether in securities, commodities, real estate or otherwise. Frequency of trading, the use of credit, and transactions intended to take advantage of short-term price fluctuations would be significant indications that dealings are speculative.

                       SECTION II. INSIDER TRADING POLICY

     Section 204A of the Advisers Act requires investment advisers to establish, maintain, and enforce policies and supervisory procedures designed to prevent the misuse of Material Non-public Information by such an investment adviser or any associated person.

Statement of Policy Against Insider Trading

     When contemplating a transaction for your personal account, or an account in which you may have a direct or indirect personal or family interest, it is your responsibility as an employee to ensure that such transaction is not in conflict with the interests of MAI's Clients. MAI recognizes the desirability of giving its personnel reasonable freedom with respect to their investment activities, on behalf of themselves, their families, and in some cases non-client accounts (i.e., charitable or educational organizations on whose boards of directors personnel serve). However, personal investment activity may conflict with the interests of Clients. In order to avoid such conflicts - or even the appearance of conflicts - MAI has adopted the following policy:

     MAI forbids any director, officer or employee from trading, either personally or on behalf of Clients or others, on Material Non-public Information or communicating Material Non-public Information to others in violation of the law. This conduct is deemed to be "insider trading." This policy applies to every director, officer and employee, acting in any capacity, and extends to activities within and outside their duties at MAI.

Every director, officer, and employee is required to read and retain this policy statement.

Explanation of Relevant Terms and Concepts

     Although insider trading is illegal, Congress has not defined "insider," "material" or "non-public information." Instead, the courts have developed definitions of these terms. Set forth below are very general descriptions of these terms. However, it is usually not easily determined whether information is "material" or "non-public." Accordingly, whenever you have any questions as to whether information is material or non-public, consult with the CCO.

Who is an Insider?

     The concept of an "insider" is broad. It includes officers, directors and employees of a company. A person may be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purposes. Examples of temporary insiders are the company's attorneys, accountants, consultants and bank lending officers, as well as the employees of such organizations. MAI and its employees may become "temporary insiders" of a company in which we invest, which we advise or for which we perform any other service. An outside individual may be considered an insider, according to the United States Supreme Court, if the company expects the outsider to keep the disclosed non-public information confidential or if the relationship suggests such a duty of confidentiality.
     There are alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship as a "temporary insider," or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

What is Material Information?

     Trading on insider information is not a basis for liability unless the information is material. Material Information is defined as:

Information which there is a substantial likelihood that a reasonable investor would consider important in making his or her investment decisions, or Information (including, in some cases, rumors) that is reasonably certain to have a substantial effect on the price of a company's securities.

     Information that directors, officers and employees should consider material may include, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, a significant increase or decline in orders, significant new products or discoveries, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management and corporate developments.

What is Non-public Information?

     Information is "non-public" until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally available to the public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economics Services, The Wall Street Journal or other publications of general circulation would be considered public.

Bases for Liability

Fiduciary Duty Theory

     While there is no general duty to disclose before trading on Material Nonpublic Information, such duty arises where there is a fiduciary relationship. There must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any Material Non-public Information or refrain from trading.

     In the tippee situation, a breach of fiduciary duty only occurs if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that is likely to translate into future earning, or even evidence that is likely to translate into future earning.

Misappropriation Theory

     Under the "misappropriation" theory, liability is established when trading occurs on Material Non-public Information that is stolen or misappropriated from any other person. In United States v. Carpenter, a columnist defrauded The Wall Street Journal by stealing non-public information from the Journal and using it for trading in the securities markets.

Penalties for Insider Trading violations

     Penalties for trading on or communicating Material Non-public Information are severe. The individuals involved in such unlawful conduct, as well as the corporate or other entity in which they are employed, may be subject to both civil and criminal penalties.

     An individual can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

     (i)  Civil injunctions;

     (ii) Disgorgement of profits;

     (iii) Jail sentences, for potentially up to 10 years;

     (iv) Civil fines for persons who committed the violation, potentially up to three times the profit gained or loss avoided, whether or not the persons actually benefited;

     (v) Criminal fines for the employer or other "controlling persons" of up to $1,000,000; and

     (vi) Being barred from the securities industry.


     In addition, any violation of this policy will result in serious sanctions by MAI, including dismissal of the persons involved.

Implementation Procedures & Policy

     The following procedures have been established to assist the officers, directors and employees of MAI in preventing and detecting insider trading. Every officer, director and employee must follow these procedures or risk serious sanctions, including possible dismissal, substantial personal liability, and criminal penalties.

Identifying Insider Information

     Before trading for yourself or others, including client accounts managed by MAI, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

  Is the information material?

Would an investor consider this information important in making his or her investment decisions? Would this information substantially affect the market price of the securities if generally disclosed?

 Is the information non-public?

To whom has this information been provided?
Has the information been effectively communicated to the marketplace by being published in publications of general circulation?

Identifying Insider Information Under Special Circumstances

     If a director, officer or employee of MAI serves upon the board of directors of a publicly traded company or as an officer of such a company, that person should seek an objective, third party review as to whether any information in his/her possession as a result of his/her role as a board member or officer of the company might be construed as Material Non-public Information.

Restriction on Trading

     If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you must take the following steps:

     (i)  Report the matter immediately to the CCO.

     (ii) Do not repurchase or sell the securities on behalf of yourself or others, including client accounts managed by MAI.

    (iii) Do not communicate the information inside or outside MAI other than to the CCO.

     (iv) After the CCO has reviewed the issue, you will be either instructed to continue the prohibitions against trading and communication, or allowed to trade and communicate the information.

Restricting Access to Material Non-public Information

     Information that you identify as material and non-public may not be communicated to anyone, including persons within MAI, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing Material Non-public Information should be locked; access to computer files containing non-public information should be restricted.

     MAI employees have no obligation to clients to trade or recommend trading on the basis of Material Non-public (inside) Information in their possession. MAI's fiduciary responsibility to its clients requires that the firm and its employees regard the limitations imposed by Federal Securities Laws.

Resolving Issues Concerning Insider Trading

     If doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures and standards, or as to the propriety of any action, it must be discussed with the CCO before trading or communicating the information to anyone.

     Periodically or upon request, the CCO will meet with MAI personnel to review this Statement of Policy, including any developments in the law and to answer any questions of interpretation or application of this policy.

     From time to time this Statement of Policy may be revised in the light of developments in the law, questions of interpretation and application, and practical experience with the procedures contemplated by the Statement.

Circulation of Rumors

     MAI generally prohibits the origination or circulation of rumors of a sensational character which might reasonably be expected to affect market conditions and undermine market confidence. Discussion of unsubstantiated information published by a widely-circulated public media is not prohibited when the source and unsubstantiated nature of the information are also disclosed.

     While it is difficult in some cases to distinguish between a rumor and market speculation, MAI staff should consider unverified information coming from internet bulletin boards, blogs and chat rooms to be rumors.

     "Sensational character" means any information that is believed to be an exaggeration of the truth, false or misleading, and is reasonably likely to be considered material to the value of one or more classes of securities of an issuer.

     "Material" means information that would be significant to a reasonable investor in making a decision whether to hold, purchase or sell a security.

     Rumors are generally considered to be unsubstantiated unless verified by an appropriate official of the company they concern or by a regulator, government official, or similar source.

Circulating Rumors versus Investigating Market Conditions

     MAI's investment advice may be affected by rumors which are impacting security prices. In these cases, MAI has a responsibility to seek an explanation for erratic price movement or examine potential impact to client portfolios. Communications with market counterparties in this regard are not prohibited by these procedures. MAI staff must ensure that any such communications are made in a manner that:

     o    Sources the origin of the information (where possible);

     o    Gives it no additional credibility or embellishment;

     o    Makes clear that the information is a rumor; and,

     o    Makes clear that the information has not been verified.

 Trading in Client Portfolios Based On Rumors

     MAI does not prohibit trading in client portfolios or providing non-discretionary advice based on rumors where failure to do so could be deemed breach of fiduciary duty. For example, where rumors adversely impact liquidity or value of a security, a Portfolio Manager may deem it in the best interest of the client to reduce exposure to that security. The Compliance Department should be notified by the Portfolio Manager when such trading occurs or such advice is given.

Personal Trading Based On Rumors

     MAI personnel are prohibited from trading in their personal accounts based on rumors, particularly in cases where the employee believes the rumor to be based upon inside information. The Compliance Department has discretion to grant trade approval where an employee seeks to reduce exposure to a security which is being adversely affected by rumors.

                    SECTION III. OUTSIDE BUSINESS ACTIVITIES

     Employees may not engage in outside business activities ("OBAs") that can reasonably be expected to prevent the satisfactory fulfillment of their responsibilities to MAI or that might constitute a conflict of interest. Employees may receive compensation for OBAs from public or private corporations, partnerships, and charitable foundations or other not-for-profit institutions. Employees are also encouraged to participate in charitable, community, religious, and other non profit activities.

     After beginning employment at MAI, Employees may not engage in a new OBA without the prior written approval of the CCO. Employees may seek the required approval online using the PTCC. The form required under this section is titled Request for Approval of Outside Activity Form, a sample of which is incorporated in this CoE as Attachment F. Approval will be granted on a case-by-case basis, subject to satisfactory resolution of any potential conflicts of interest, if applicable. Satisfactory resolution may require, but is not limited to, adding company names to a Restricted List and necessary disclosures to Part 2A of the Form ADV or other disclosure documents. In October of each year and within ten days of commencing employment at MAI, Employees are also required to submit a certification regarding their OBAs online using the PTCC (sample certification incorporated as Attachment G to this CoE).

     At certain times, MAI may determine that it is in its Clients' best interests for an Employee to serve as an officer or on the board of directors of an outside organization. For example, a company held in Clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities or other assets and the future direction of the company.

     Service with organizations outside of MAI can, however, raise serious regulatory issues concerning conflicts of interest and access to Material Non-Public Information. As an outside board member or officer, an Employee may come into possession of Material Non-Public Information about the outside organization. It is critical that a proper information barrier be in place between MAI and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

     Similarly, MAI may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in MAI's decision to retain or hire the outside organization.

      SECTION IV. DIVERSION OF COMPANY BUSINESS OR INVESTMENT OPPORTUNITY

     No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with MAI and in which he or she knows MAI might be expected to participate or have an interest, without: (a) disclosing in writing all necessary facts to the CCO, (b) offering the particular opportunity to MAI, and
(c) obtaining written authorization to participate from the CCO.

     Any personal or family interest of an Employee in any MAI business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by MAI may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

                                SECTION V. LOANS

     No Employee may borrow from or become indebted to, any person, business, or company having business dealings or a relationship with MAI, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and the Employee receives prior approval from the CCO. No Employee may use MAI's name, position in a particular market, or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

SECTION VI. DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS

     MAI forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, Self-regulatory Organization official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

     It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

     All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against MAI. Employees are expected, if requested, to provide MAI with reasonable assistance, including, but not limited to, meeting or consulting with MAI and its representatives, reviewing documents, analyzing facts, and appearing or testifying as witnesses or interviewees or otherwise.

                           SECTION VII. LEGAL POLICY

     Certain agreements and documents must be reviewed and approved by in-house counsel in the Legal Unit of the Americas Legal and Compliance Division or by appropriately retained outside counsel, unless otherwise exempt. This includes all documents, agreements and other communications that could: (a) bind MAI to provide any service or financial accommodation or otherwise take or refrain from taking any action i.e. an investment management agreement, (b) materially affect MAI's performance of its fiduciary duties to clients i.e. a mission-critical vendor agreement; and (c) materially affect the operation and/or management of any client account or fund i.e. a prime brokerage agreement. In addition, review and approval is required for all filings made and other communications sent in connection with any litigation, arbitration, legal process, investigation, or other similar proceedings and all written communication with regulatory authorities. MAI maintains a Legal Policy, which sets forth procedures for review of agreements and documents before execution.

 SECTION VIII. POLITICAL CONTRIBUTIONS, CHARITABLE DONATIONS AND PUBLIC OFFICE

A. Political Contributions and Public Office


     On June 30, 2010, the SEC approved new Rule 206(4)-5 under the Advisers Act to prohibit "pay to play" arrangements by investment advisers. Pay to play is the practice of making campaign contributions (and related payments) to elected officials in order to influence the awarding of contracts for management of public pension plan assets and similar government investment accounts.

     Under Rule 206(4)-5, an investment adviser will be prohibited from (i) providing advisory services for compensation -- either directly or through a pooled investment vehicle -- for two years, if the adviser or certain of its executives or employees make a political contribution to an elected official who is in a position to influence the selection of the adviser, (ii) solicitation or coordination (done by either the adviser or certain of its executives or employees) of campaign contributions from others for an elected official who is in a position to influence the selection of the adviser or for political parties in the state or locality where the adviser is seeking business, (iii) paying a third party to solicit a government client on behalf of the investment adviser, unless that third party is an SEC-registered investment adviser or broker-dealer subject to similar pay to play restrictions, and (iv) doing anything indirectly, which if done directly would violate the Rule. Registered advisers are required under the new Rule to maintain certain records of the political contributions made by the adviser or certain of its executives or employees.

Exceptions for De Minimis Contributions

     Rule 206(4)-5 permits individuals to make aggregate contributions without triggering the two-year time out of up to $350, per election, to an elected official or candidate for whom the individual is entitled to vote, and up to $150, per election, to an elected official or candidate for whom the individual is not entitled to vote. These de minimis exceptions are available only for contributions by individuals and not MAI itself. Under both exceptions, primary and general elections would be considered separate elections.

     The following outlines MAI's policies and procedures with respect to political contributions and public office:

     o Contributions (or solicitation of contributions) by MAI and Employees to politically connected individuals/entities with the intention of
          (a) influencing Clients/Investors of MAI or (b) obtaining investment advisory business through political channels are strictly prohibited;

     o Employees are prohibited from holding a public office if it in any way presents a material conflict of interest with MAI's business activities (Employees may engage in political activity provided they do so as individuals and not as representatives of MAI and such activity does not use corporate time, facilities, property, or equipment);

     o Prior to soliciting political contributions or running for office, employees are required to consult with the CCO;

     o Employees must report all political contributions to MAI's CCO immediately and not less than twice per year online using the PTCC (sample of the Semi-Annual Compliance Questionnaire Supplement incorporated in this CoE as Attachment A); and

     o Prior to engaging a third party to solicit a government client on MAI's behalf, employees are required to consult with the CCO.

B.  Charitable Donations

The following outlines MAI's policies and procedures with respect to charitable donations:

     o Donations by MAI and Employees to charities with the intention of (a) influencing Clients/Investors of MAI or (b) influencing the charities to become Clients/Investors of MAI are strictly prohibited.

     o Employees are prohibited from soliciting donations to charity in a personal capacity from any entity (or any of its officers, directors, employees or agents) that does business with MAI, unless such intent to solicit is first reported to the CCO for vetting with respect to potential conflicts of interest.

     o Employees are prohibited from using MAI's facilities or property to solicit donations to charity in their personal capacity from any entity (or any of its officers, directors, employees or agents) that does business with MAI.

     o Employees are not permitted to make or solicit contributions on MAI's behalf to civic, charitable, educational, or religious organizations.

                    SECTION IX. IMPROPER USE OF MAI PROPERTY

     No Employee may utilize property of MAI or utilize the services of MAI or its Employees, for his or her personal benefit or the benefit of another person or entity, without the prior express written approval of the CCO or CAO. For this purpose, "property" means both tangible and intangible property, including MAI and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

                     SECTION X. RESPECT FOR CONFIDENTIALITY

     Employees must respect the confidential nature of MAI's affairs as well the affairs of its affiliates. Information about MAI or its affiliates must be kept confidential unless disclosure is required by law or permitted or authorized by MAI or its affiliates. Employees may be required to sign a non-disclosure agreement, which includes a confidentiality obligation for information gained in the course of their employment with MAI.

     Except as permitted by this CoE, Employees are forbidden from disclosing or sharing confidential or proprietary information acquired due to their position at MAI to third parties or to Employees whose functions do not require it. Employees may not use such information for their personal or private benefit, or for the benefit of any other person or entity, during or after an Employee's employment with MAI. Examples of confidential and/or proprietary information include:

     1) MAI or its affiliates' trade secrets and know-how, and financial information concerning MAI or its affiliates;

     2) Lists of Employees, and of entities having relationships with MAI, and rolodexes and other similar compilations prepared in the course of an Employee's employment with MAI; and

     3) Programs, materials and documentation relating to financial models and products, computer and telecommunications systems, software, hardware, diskettes, CD ROMs, tapes, paper documents containing such information and applications developed or used by MAI or affiliates.

     Employees may not use or keep information, documents, materials, trade secrets or other property that they have reason to believe was acquired or obtained in violation of any law, regulation, copyright or license agreement or restriction. Employees must report any such concern immediately.

                      SECTION XI. PROTECTION OF MAI'S NAME

     Employees should at all times be aware that MAI's name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of MAI's name in any manner that could be misinterpreted to indicate a relationship between MAI and any other entity or activity.

         SECTION XII. EMPLOYEE INVOLVEMENT IN LITIGATION OR PROCEEDINGS

     Employees must inform the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding as identified below, or if they are subject to any judgment, order or arrest as identified below. In addition, Employees must inform the CCO immediately if they are contacted by any regulatory authority.

You must inform the CCO immediately, if you or an entity of which you were a principal (based on activities that occurred while you were a principal):

A. have pled guilty or nolo contendere ("no contest") to or been convicted or found guilty of any felony in any domestic, foreign or military court;

B. have pled guilty to or been convicted or found guilty of a misdemeanor in any domestic, foreign or military court which involves:

embezzlement, theft, extortion, fraud, fraudulent conversion, forgery, counterfeiting, false pretenses, bribery, gambling, racketeering or misappropriation of funds, securities or property; or violation of sections 7203, 7204, 7205 or 7207 of the Internal Revenue Code of 1986; or violation of sections 152, 1341, 1342 or 1343 or chapters 25, 47, 95 or 96 of the United States Criminal Code; orK any transaction in or advice concerning futures, options, leverage transactions or securities;

C. were a party to any action, or is there a charge pending, the resolution of which could result in a the occurrence of A or B;

D. have been debarred by any agency of the United States from contracting with the United States;

E. have been the subject of an order issued by or a party to an agreement with a domestic or foreign regulatory authority, including but not limited to a licensing authority, or self-regulatory organization that prevented or restricted the ability to engage in any business in the financial services industry; or

F. have been a party to an action, or is there a charge pending, the resolution of which could result in the occurrence of D or E.

You must inform the CCO immediately if in any case brought by a domestic or foreign governmental body, you have or an entity of which you were a principal (based on activities that occurred while you were a principal):

G. have been permanently or temporarily enjoined after a hearing or default or as the result of a settlement, consent decree or other agreement, from engaging in or continuing any activity involving:

any transaction in or advice concerning futures, options, leverage transactions or securities; or embezzlement, theft, extortion, fraud, fraudulent conversion, forgery, counterfeiting, false pretenses, bribery, gambling, racketeering or misappropriation of funds, securities or property; or

E. have been found after a hearing or default or as the result of a settlement, consent decree or other agreement, to:

have violated any provision of any investment-related statute or regulation; or

have violated any statute, rule, regulation or order which involves embezzlement, theft, extortion, fraud, fraudulent conversion, forgery, counterfeiting, false pretenses, bribery, gambling, racketeering or misappropriation of funds, securities or property; or have willfully aided, abetted, counseled, commanded, induced or procured such violation by any other person.

                     SECTION XIII. GIFTS AND ENTERTAINMENT

     No employee may accept any money, gift or other personal benefit in exchange for confidential information, for performing improper acts, for assisting in obtaining or retaining business or for securing special concessions from MAI or any other person or entity.

     Employees' Receipt of Business Meals and Tickets - Employees may attend business meals, sporting and other entertainment events at the expense of a giver during the course of a meeting or other occasion the purpose of which is to hold bona fide business discussions, provided that the expenses would be paid for by MAI as a reasonable business expense, if not paid for by another party. Regardless of whether or not the Employee is accompanied to the event by the giver, THE EMPLOYEE MUST OBTAIN APPROVAL FROM THEIR SUPERVISOR BEFORE ATTENDING AN EVENT. Employees must report to the CCO all receipt of business meals and tickets by submitting a completed Attachment H -Employee Gift/Entertainment Report. IF CCO APPROVAL IS REQUIRED, EMPLOYEES MUST OBTAIN SUCH APPROVAL BEFORE ATTENDING THE EVENT.

     Employees' Receipt of Gifts - Employees must report their intent to accept gifts by submitting a completed Attachment H to this CoE i.e. the Employee Gift/Entertainment Report. Reasonable gifts received on behalf of MAI may not require reporting at the CCO's discretion exclusively.

Employees must also comply with MHCB Head Office's "Procedures for Exchanging Entertainment and Gifts" concerning business entertainment activities, which supersede the above provisions of this CoE in cases of conflict.

     MAI's Gift/Entertainment Giving Policy - MAI and its Employees are prohibited from giving gifts that may be deemed as excessive, and must report and receive advance approval (supervisory and CCO) for all gifts given to any Client, Investor, prospective client, prospective investor, or any individual or entity with which MAI is seeking to do business.

     MAI and its Employees are also prohibited from giving gifts and/or entertainment unless it is deemed necessary for business purposes. EMPLOYEES MUST OBTAIN, USING ATTACHMENT H TO THIS COE, APPROVAL FROM THEIR SUPERVISOR AND THE CCO BEFORE GIVING GIFTS AND/OR ENTERTAINMENT.

     Gifts Given to Taft-Hartley Funds - Employees are reminded that notwithstanding this policy, since MAI may manage Taft-Hartley accounts or funds, any gratuity provided by MAI to labor unions or union representatives that have an "interest" in the Taft-Hartley account or fund (including the members covered by the Taft-Hartley account or fund) in excess of $250 per fiscal year are required to be reported on Attachment F and Department Labor Form LM-10 within 90 days following the end of MAI's fiscal year. Accordingly, MAI will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10.

     Gifts and Entertainment Given to Foreign Government Officials - The Foreign Corrupt Practices Act ("FCPA") prohibits the direct or indirect giving of, or a promise to give, "things of value" in order to corruptly obtain a business benefit from an officer, employee, or other "instrumentality" of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an "instrumentality" of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be "instrumentalities" of a foreign government.

     The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient's country, as well as bona-fide travel costs for certain legitimate business purposes. However the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

     Civil and criminal penalties for violating the FCPA can be severe. MAI and its Employees must comply with the spirit and the letter of the FCPA at all times. Employees must obtain written preclearance from the CCO prior to giving anything of value that might be subject to the FCPA except food and beverages that are provided during a legitimate business meeting and that are clearly not lavish or excessive.

     Employees must use a Attachment H -Employee Gift/Entertainment Report to disclose all gifts and entertainment that may be subject to the FCPA, irrespective of value and including food and beverages provided during a legitimate business meeting.

     Employees must consult with the CCO if there is any question as to whether gifts or entertainment need to be pre-cleared and/or reported in connection with this policy.

                          SECTION XIV. TRAVEL EXPENSES

     MAI employees may attend conferences, seminars, presentations etc. located outside of New York City. If an employee's travel-related expenses will be covered by the host of an event (i.e. a broker charters a jet for numerous investment firms, including MAI, to visit a company, etc.), the employee should report the amount and the nature of such expenses to the CCO in advance. MAI has adopted this policy in order to avoid any perceived conflict of interest associated with our relationships with outside service providers.

                 SECTION XV. REQUIRED ABSENCE FROM WORK POLICY

     All employees must be absent each calendar year for a minimum of at least one week. Employees designated as "sensitive" must be absent for at least two consecutive weeks each year.

One-Week Absence: For the purpose of determining whether the minimum absence requirements of this policy are met, one week shall consist of seven consecutive calendar days including five business days. If an employee's leave period consists of seven consecutive calendar days, but five business days are not included (such as the case of four business days and one bank holiday), then the employee's period of leave WILL NOT be considered to have met the one-week required absence requirements of this policy.

BANK HOLIDAYS (FROM THE MHCB EMPLOYEE HANDBOOK)

New Year's Day                       January 1
Martin Luther King Jr. Day           3rd Monday in January
Presidents' Day                      3rd Monday in February
Memorial Day                         Last Monday in May
Independence Day                     July 4
Labor Day                            1st Monday in September
Columbus Day                         2nd Monday in October
Veterans' Day                        November 11
Thanksgiving Day                     4th Thursday in November
Christmas Day                        December 25

Reporting Violations of the CoE and Remedial Actions

     MAI takes the potential for conflicts of interest very seriously. As such, MAI requires its Employees to promptly report any violations of the CoE to the CCO. MAI's Senior Management is aware that potential retaliation may arise due to this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the CoE. Reports by Employees may be done anonymously, in order to protect the reputations of the Employees involved, by calling the Mizuho Ethics Hotline at 888-265-3481.

     If any violation of MAI's Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

     No Employee shall participate in a determination of whether he or she has committed a violation of the CoE or in the imposition of any sanction against himself or herself.

     Employees must report any violations of this CoE promptly to the CCO. An employee reporting, in good faith, a violation of the CoE, or any activity covered by an applicable "whistleblower" law (e.g., Section 740 of the New York Labor Law) will be protected from retaliatory personnel action. In addition,
Section 331 of the Federal Deposit Insurance Act protects employees who make a report to a federal banking agency or the U.S. Justice Department regarding a violation of law or regulation.

Training

     The CCO is responsible for periodically training Employees regarding various provisions of this CoE. In addition, all MAI employees who are Associated Persons and Principals registered with the CFTC and NFA must satisfy ongoing ethics training requirements. Since October 23, 2001, the CFTC has placed the responsibility for ethics training with registrants. The CFTC's Statement of Acceptable Practices with Respect to Ethics Training provides that MAI may develop its own ethics training program in order to meet ethics training obligations. The Statement of Acceptable Practices is available on the CFTC's web site at www.cftc.gov/foia/fedreg01/foi011023a.htm.

     MAI is committed to operate with high ethical standards and is dedicated to meeting the requirements of the Statement of Acceptable Practices as issued by the CFTC. MAI will treat all current and potential customers in a just and equitable manner and MAI believes that professional ethics training programs are essential. MAI believes that in order for it to be successful and to provide its customers with the best possible service, its Employees must receive the proper training to stay abreast of new regulations and current events. In order to provide Associated Persons and Principals with the proper training, MAI will retain the services of a third-party qualified ethics training provider (the "Provider") to provide training to MAI's CCO. MAI will obtain from the Provider a representation that the training it provides to MAI's CCO completely fulfills the Statement of Acceptable Practices and is current and relevant. The Provider will also furnish evidence of successful completion of its training program to the CCO. MAI's CCO will provide CFTC Ethics Training to MAI's relevant individuals at least once every three years based on the training the CCO receives from the Provider. Training for MAI employees who are Associated Persons and Principals registered with the CFTC and NFA (and anyone else MAI believes would benefit from such training) will be accomplished in person at MAI's premises. MAI will maintain training records, including attendance sheets, on file for 5 years. For more information regarding MAI's CFTC Ethics Training Policy and Procedure, please see Attachment I to this CoE.

Disclosure of the CoE

     MAI shall describe its Code of Ethics in Part 2A of its Form ADV and, upon request, furnish Clients with a copy of the CoE. All Client requests for MAI's CoE shall be directed to the CCO.

Recordkeeping of the CoE

     MAI shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or MAI's Senior Management.

     o A copy of this CoE and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     o A record of any violation of this CoE and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     o A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of MAI.

     o A copy of each report made pursuant to this CoE by an Employee, including any information provided in lieu of reports, shall be preserved by MAI for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this CoE, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

     o MAI shall preserve a record of any decision to approve the acquisition of any Security, including Limited Offerings and IPOs, and derivative instruments relating to such Securities, including options, warrants, and futures by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

Responsibility

     The CCO will be responsible for administering the CoE. All questions regarding the policy should be directed to the CCO. All Employees must acknowledge their receipt and understanding of the CoE upon commencement of their employment and at least annually thereafter.

     The CCO shall provide a copy of this CoE, and any supplement, amendment or restatement of this CoE, either in paper or electronically, (i)promptly to all current Employees, and (ii) to any new Employees promptly upon the commencement of association with MAI. All Employees are required to read this CoE as supplemented, amended or restated, if applicable. Certifications shall be made, either in paper or electronically, using the form of "Certification" attached hereto as Attachment J to this CoE. Certifications must be returned to the CCO (a) in the case of current Employees, no later than 10 business days following the effective date of this Code of Ethics and (b) in the case of new Employees, no later than 10 days following the commencement of their association with MAI

VIOLATION OF THE CODE OF ETHICS COULD RESULT IN DISCIPLINARY ACTION, UP TO AND INCLUDING TERMINATION, BEING TAKEN AGAINST AN EMPLOYEE.

Attachment A (SAMPLE ONLY, SUBMIT VIA THE PTCC)

                Semi-Annual Compliance Questionnaire Supplement

Please answer the following questions accurately for the past six months or since you began employment at MAI if less than six months ago. Where indicated, explain your response by attaching additional sheets.

------------------------------------------------------------------------------------------------------------------------------------
QUESTION                                                                                YES          NO
------------------------------------------------------------------------------------------------------------------------------------
1) Did you or an immediate family member living in your household directly or indirectly contribute to any politician, political party or political campaign?
If yes, please attach a list of such contributions and indicate whether you are eligible to vote for this person.

Please note: If you began employment at MAI less than six months ago, please provide an answer to this question for the period covering the past two years.
------------------------------------------------------------------------------------------------------------------------------------
2) Did you or an immediate family member living in your household open any new brokerage accounts? If yes, please attach a list
------------------------------------------------------------------------------------------------------------------------------------
3) To the best of your knowledge, did you receive any material non-public information about a public company or any commodity? If yes, please provide detail.
------------------------------------------------------------------------------------------------------------------------------------
4) Did you or an immediate family member living in your household invest in an
IPO? If yes, please attach a list of such investments.
------------------------------------------------------------------------------------------------------------------------------------
5) Did you or an immediate family member living in your household invest in a hedge fund or other private placement? If yes, please attach a list of such investment.
------------------------------------------------------------------------------------------------------------------------------------
6) Did you or an immediate family member living in your household give a gift to or do personal business with any person or company that does business with
MAI? If yes, please attach a list or description of such gifts or business dealings.
------------------------------------------------------------------------------------------------------------------------------------
7) Did you or an immediate family member living in your household do business with or give a gift to a foreign government official? If yes, please attach a list.
------------------------------------------------------------------------------------------------------------------------------------
8) Were you or an immediate family member living in your household on the board of or employed by a public company? If yes, please attach a description
------------------------------------------------------------------------------------------------------------------------------------
9) Do you serve as an officer or director of any entity other than MAI or its affiliates, whether for profit or non-profit? If yes, please attached a list of such positions and indicate whether you receive any compensation for this position.
------------------------------------------------------------------------------------------------------------------------------------
10) Were you or an immediate family member living in your household on the board of or employed by a company or firm that does business with MAI? If yes, please attach a list.
------------------------------------------------------------------------------------------------------------------------------------
11) Do you or any member of your immediate family serve as a general partner or managing member for an investment-related pooled investment vehicle?
------------------------------------------------------------------------------------------------------------------------------------
12) Do you or any members of your immediate family have any other business or personal relationship with any Client or Investor?
------------------------------------------------------------------------------------------------------------------------------------
13) Are you aware of any conflicts of interest that have not already been disclosed to the CCO involving MAI, you or your immediate family members and any Client or Investor?
------------------------------------------------------------------------------------------------------------------------------------
14) Have you complied with MAI's requirements regarding the disclosure and approval of outside business activities?
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
15) During the past 6 months, have you reported all personal securities transactions in accordance with MAI's reporting policies? Note: If you did NOT engage in any personal securities transactions during the past 6 months, please answer "Yes".
------------------------------------------------------------------------------------------------------------------------------------
16) During the past 6 months, have you reported gifts and entertainment in accordance with MAI's reporting policies? Note: If you did NOT receive/provide any gifts and entertainment during the past six months, please answer "Yes".
------------------------------------------------------------------------------------------------------------------------------------
17) During the past 6 months, have you traded on or improperly transmitted any
Material Non-Public Information?
------------------------------------------------------------------------------------------------------------------------------------
18) During the past 6 months, have you become aware of any violation of MAI's
Code of Ethics that you did not disclose to the CCO?
------------------------------------------------------------------------------------------------------------------------------------
19) To the best of your knowledge, during the past 6 months, has MAI and its
Supervised Persons (including yourself) complied with the Company's written policies and procedures regarding:

o Insider trading;
o Outside business activities;
o Political contributions;
o Identification, reporting, and resolution of complaints;
o Portfolio management;
o Proxy voting;
o Trading;
o Identification, reporting, and resolution of trade errors;
o Soft dollars;
o Security valuation;
o Account opening and closing;
o Side pockets;
o Anti-money laundering;
o Protection of Clients' privacy;
o Custody and safeguarding of assets;
o Fee billing;
o The maintenance and dissemination of disclosure documents;
o The use of electronic communications;
o Advertising and marketing;
o Solicitation arrangements;
o Media communications
o Contingency and disaster recovery
  planning; and The maintenance of books and records.
------------------------------------------------------------------------------------------------------------------------------------

To the Chief Compliance Officer of MAI:

1. I certify that I have filled out the foregoing truthfully and accurately.

2. I have read and understand the foregoing and MAI's Code of Ethics and recognize that I am subject thereto.

Date Submitted: ________________________________________________________________

Print Name: ____________________________________________________________________

Signature: _____________________________________________________________________

Attachment B (SAMPLE ONLY, SUBMIT VIA THE PTCC)

                      Personal Trading Pre-Clearance Form

This MAI Personal Trading Pre-Clearance Form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for three business days. Purchases are subject to a mandatory thirty-day hold period.

To request preclearance for a securities transaction, please complete the form below.

The following is a list of securities you may trade without obtaining pre-clearance:

U.S. Treasury Bills and Bonds; Municipal Bonds; Money Market Funds;
Mutual Funds (open-end other than Reportable Funds); ETFs (open-end other than Reportable Funds); and
Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Note: If you are unsure whether an ETF you intend to trade is "closed-end", in which case you would be required to obtain preclearance, please consult the CCO in advance. A "Reportable Fund" is any fund for which MAI serves as the investment adviser (including subadviser), or any fund whose investment adviser or principal underwriter controls MAI, is controlled by MAI, or is under common control with MAI.

In submitting this request, I certify that I have no Material Non-public Information or other knowledge pertaining to this proposed transaction that constitutes a violation of MAI policy, confidentiality agreements or the Federal Securities Laws.

In submitting this request, I certify that I am not an officer, director or principal shareholder of the below-named company and am not required to file any of the reports required by Section 16 of the Securities Exchange Act of 1934.

1. Company/Security
Name____________________________Symbol________________Quantity__________________

2. Security Types: Common Stock_______________ Debt_______________
ETF_____________ Other___________

3. Transaction Types: Buy_____________ Sell______________ Sell
Short_____________ Cover Short__________

4. Option_______ Root Symbol ____________ Put/Call__________ Strike___________
Exp. Month______________

5. Exchanges_____________


Name of Employee/On-Site
Consultant___________________________________________________________________

Signed________________________________________________________________
Date_____________________________

By signing below, the individual verifies that the proposed transaction described above does not appear to violate MAI's Personal Security Transaction Policy.

___________________________________________________________
Chief Compliance Officer

___________________________________________
Date

Attachment B-2 (SAMPLE ONLY, SUBMIT VIA THE PTCC)

           IPO/Private Placement Personal Trading Pre-Clearance Form

This MAI IPO/Private Placement Personal Trading Pre-Clearance Form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to making a purchase, and is only good for three business days. Purchases are subject to a mandatory thirty-day hold period.

To request preclearance for a securities transaction in an initial public offering or private placement, please complete the form below.

In submitting this request, I certify that I have no Material Non-public Information or other knowledge pertaining to this proposed transaction that constitutes a violation of MAI policy, confidentiality agreements or the Federal Securities Laws.

In submitting this request, I certify that I am not an officer, director or principal shareholder of the below-named company and am not required to file any of the reports required by Section 16 of the Securities Exchange Act of 1934.

All employees must seek advance written approval of the acquisition of beneficial ownership of any security in an initial public offering or private placement. To seek such approval, please answer the questions below. Please be brief but complete.

1. Are you requesting to invest in an IPO or a Private Placement?

2. What is the name of the entity in which you propose to make an investment?

3. What is the name of the sponsor, if any?

4. Who is the broker/custodian, if any?

5. When do you propose making a commitment (and investment, if different)?

6. How much do you propose to invest?

7. Does this proposed investment create any potential conflict of interest?

8. Will you participate in any investment decisions, own over 5% of the entity or otherwise be a control person? If yes, please describe.

9. Describe the business to be conducted by the organization and if the organization is a fund, describe the investment objectives of the fund (e.g. value, growth).

10. Please describe how you became aware of this investment opportunity.


Name of Employee/On-Site
Consultant___________________________________________________________________

Signed________________________________________________________________
Date_____________________________

By signing below, the individual verifies that the proposed transaction described above does not appear to violate MAI's Personal Security Transaction Policy.

___________________________________________________________
Chief Compliance Officer

___________________________________________
Date

Attachment C (SAMPLE ONLY, SUBMIT VIA THE PTCC)

Name of Employee/On-Site Consultant:

     Initial and Annual Report of Personal Securities Accounts and Holdings

In accordance with MAI's Code of Ethics, I have disclosed all personal securities accounts in which I have a Beneficial Interest, except Exempted Accounts.

In accordance with MAI's Code of Ethics, I have disclosed all personal securities holdings (in which I have a Beneficial Interest), except those that are in Exempted Accounts. This includes securities held by brokers, dealers, banks and other custodians, at my home, in safe deposit boxes, and by an issuer.

The statements made in this report are true to the best of my knowledge and belief. I will disclose any changes to this information to the CCO promptly.

By submitting the below I am confirming that the above information is true and accurate as of the date provided. (Failure to provide true and accurate information may subject an employee to disciplinary action, including termination of employment.)

By submitting the below I also consent to MAI's use of an outside agency to confirm with brokerage firms that all personal securities accounts have been disclosed, and to MAI's providing of my name, address and social security number to an outside agency necessary for this purpose.

Certification / Form completed: [Date] and [Time]

Initial and Annual Report of Personal Securities Accounts and Holdings
Questions

Question 1: Do you have any personal securities accounts to report (excluding Exempted Accounts as defined in the Code of Ethics)?

[NOTE: If an employee answers "yes" to this question, they are prompted to identify all reportable accounts by broker and account number.]

Question 2: Do you have any personal securities holdings to report (excluding those that are in Exempted Accounts as defined in the Code of Ethics)?

[NOTE: If an employee answers "yes" to this question, they are prompted to identify all securities holdings or affirm that they have provided brokerage account statements to the CCO disclosing the holdings.]

Question 3: Have any personal securities transactions, in which you have a Beneficial Interest (direct or indirect), occurred outside of a brokerage account since you began employment or consultancy at MAI?

[NOTE: If an employee answers "yes" to this question, they are prompted to identify all securities holdings acquired outside a brokerage account.]

[Once the certification is complete the employee is prompted to select the "submit" button to complete the certification process].

Attachment D

[Brokerage Letter Template]

<DATE>

<NAME OF CUSTODIAN>
<ADDRESS>
<CITY, STATE ZIP>

Re: Account Number: ___________________________

 Account Name: ________________________________

To Whom It May Concern,

As of <DATE>, please send to the undersigned monthly brokerage account statements, in electronic format if possible, for the above named account.

Please mail the account statements to:

          Attn: Chief Compliance Officer
          Mizuho Alternative Investments, LLC
          1114 Avenue of the Americas
          New York, NY 10036
          mai.compliance@mizuhocbus.com

If you have any questions or concerns, please feel free to give me a call at
(xxx) xxx-xxxx. Thank you for your immediate attention to this matter.

Sincerely,


Name
Cc: MAI Chief Compliance Officer

Attachment E (SAMPLE ONLY, SUBMIT VIA THE PTCC)

Name of Employee/On-Site Consultant:

  Quarterly Report of Personal Securities Accounts, Holdings and Transactions

In accordance with MAI's Code of Ethics, I have disclosed all personal securities transactions I executed during the most recently completed calendar quarter, except for transactions executed pursuant to an Automatic Investment Plan or in an Exempted Account.

In accordance with MAI's Code of Ethics, I have disclosed all personal securities accounts in which I have a Beneficial Interest, except Exempted Accounts.

In accordance with MAI's Code of Ethics, I have disclosed all personal securities holdings (in which I have a Beneficial Interest), except those that are in Exempted Accounts. This includes securities held by brokers, dealers, banks and other custodians, at my home, in safe deposit boxes, and by an issuer.

The statements made in this report are true to the best of my knowledge and belief. I will disclose any changes to this information to the CCO promptly.

By submitting the below I am confirming that the above information is true and accurate as of the date provided. (Failure to provide true and accurate information may subject an employee to disciplinary action, including termination of employment.)

By submitting the below I also consent to MAI's use of an outside agency to confirm with brokerage firms that all personal securities accounts have been disclosed, and to MAI's providing of my name, address and social security number to an outside agency necessary for this purpose.

Certification / Form completed: [Date] and [Time]

Quarterly Report of Personal Securities Accounts, Holdings and Transactions Questions

Question 1: Did you execute any personal securities transactions during the _____ quarter of ____ (including all transactions executed outside a brokerage account)?

[NOTE: If an employee answers "yes" to this question, they are prompted to identify all transactions or affirm that they have provided brokerage account statements to the CCO disclosing the transactions.]

Question 2: Have you reported all personal securities transactions, except transactions completed pursuant to an Automatic Investment Plan or in an Exempted Account, that you completed during the _____ quarter of ____?

[NOTE: If an employee answers "no" to this question, they are prompted to identify all transactions they completed during the previous quarter. If an employee answers "not applicable" to this question, they are required to provide additional detail.]

Question 3: Did any personal securities transactions in which you have a Beneficial Interest (direct or indirect) occur outside of a brokerage account during the _____ quarter of ____?

[NOTE: If an employee answers "yes" to this question, they are prompted to identify all securities transactions occurring outside a brokerage account during the previous quarter.]

Attachment E (SAMPLE ONLY, SUBMIT VIA THE PTCC)

Question 4: Did you open any new brokerage accounts during the _____ quarter of ____?

[NOTE: If an employee answers "yes" to this question, they are prompted to identify all newly-opened brokerage accounts.]

[Once the certification is complete the employee is prompted to select the "submit" button to complete the certification process]

Attachment F (SAMPLE ONLY, SUBMIT VIA THE PTCC)

                 Request for Approval of Outside Activity Form

The undersigned hereby requests approval for participation in the following outside activity.

Name and address of company or organization:
_______________________________________________________________________________
______________ ________________________________________________________

Nature of organization's primary business or purpose:
_______________________________________________________________________________
______________ _________________________________________________

Is this a public company? ___Yes ___No

Complete description of anticipated role with organization:
_______________________________________________________________________________
______________
_______________________________________________________________________________
______________ ________________________________________________

Describe any compensation you will receive:
_______________________________________________________________________________
______________ ___________________________________________________________

o I agree to notify the Chief Compliance Officer of any change in the above information.

o I agree, in the case of association with private or not-for-profit organizations, to seek re- approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to
maintain its not-for-profit   status.

o I am aware of no other Employees who are officers or directors of the organization noted above.

o I agree to adhere to the Insider Trading policies of both MAI and the organization, and not to communicate any Material Non-Public Information in my possession regarding the organization to other Employees.

o I will avoid participation in discussions regarding service, investment management, or other arrangements with MAI or its affiliates, and will recuse myself from voting on any such matters.

Employee:
_______________________________________________________________________________

Signature of Employee: _________________________   Date: ________________
Approved By: _________________________             Date: ________________
             Chief Compliance Officer

Attachment G (SAMPLE ONLY, SUBMIT VIA THE PTCC)

                    OUTSIDE BUSINESS ACTIVITY CERTIFICATION

MAI requires each employee to disclose in writing all outside business activities promptly before commencement of any such activity.

Any employee receiving compensation from, or employed by, any individual or entity, as a result of any business activity outside the scope of his/her relationship with MAI, shall submit a REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM (Attachment to the Code of Ethics) to the CCO.

NOTE: You must have on file with the CCO a REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM for each business activity commenced after you began employment at MAI.

initial________ I am NOT involved in any Outside Business Activities. I understand that I am required to provide notice to the Compliance Department prior to engaging in any OBA in the future.

initial________ I am involved in one or more Outside Business Activities which are disclosed below.

--------------------------------------------------------------------------------
TYPE OF ACTIVITY     NAME OF BUSINESS, LOCATION & CONTACT     YOUR POSITION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     *****

I certify that I have filled out the below certification truthfully and accurately.

Print Name: _______________________________________________________

Sign Name: ________________________________________________________

Date: _____________________________________________________________

Attachment H

                       Employee Gift/Entertainment Report

If you are also reporting the gift/entertainment to the Head Office, please answer only questions 5 - 8 and attach a completed Head Office gift/entertainment form to this Gift and Entertainment Report.

1. Employee(s) receiving/giving the gift/entertainment:

________________________________________________________________________________

2. Describe the gift/entertainment:

________________________________________________________________________________

3. Approximate total dollar amount of gift/entertainment:
$___________________________________________

4. Outside party that receives/gives the gift/entertainment:

________________________________________________________________________________

5. Is the receiver of the gift/entertainment an individual or entity that is associated with a Taft-Hartley Fund?

Yes _________                         No __________

6. Has Employee received/given additional gifts/entertainment from receiver/giver within the past twelve months? If Yes, list the gifts/entertainment received/given and the approximate value of the gifts/entertainment:

________________________________________________________________________________

7. Relationship of receiver/giver to MAI and/or Employee(s):

________________________________________________________________________________

8. Reason (if known) the gift/entertainment will be given by/given to MAI and/or Employee(s):

Signature: ______________________________________________________

Date: ________________________

Immediate Supervisor Signature: ___________________________________________

Date: __________________

COMPLIANCE USE ONLY

Comments
_______________________________________________________________________________

           Attachment I -- CFTC Ethics Training Policy and Procedure

          MAI is strongly committed to the obligation to diligently supervise its employees and business activities and is dedicated to meeting the requirements of the Statement of Acceptable Practices as issued by the Commodity Futures Trading Commission. Professional ethical standards remain an essential element of MAI's business practice. The Code of Ethics and training program is designed to ensure that MAI's listed Principals and Associated Persons as well as other employees (who, by virtue of their respective responsibilities, MAI deems would benefit from such training) understand their responsibilities to observe just and equitable principles of trade, rules or regulations of the CFTC, rules of any appropriate contract market, registered futures association, or other self-regulatory organization, or any other applicable federal or state law, rule or regulation.

          In order to establish a culture of high ethical standards, applicable employees are required to complete initial training within six months of hiring or of registration with the NFA, and periodic training at least every three years. Initial and periodic training consists of a classroom-like session using a presentation as the core training material, which is designed to highlight the ethical responsibilities of Principals and Associated Persons and relevant employees as well as the overall compliance structure and policies of MAI. All training sessions are scheduled to last approximately 1 hour, though may last longer due to questions. Additionally, notices regarding developments in industry standards, technology and changes in applicable laws and regulations relating to MAI's business are disseminated to applicable employees on an on-going basis by email, meetings and/or additional class-like training sessions. Implementations of further controls or changes to policy are also made as may be required by such changes in law and regulation.

Topics discussed in the CFTC Ethics Training include, but are not limited to:

Ethics Training Requirement and Goals
          Observing Just and Equitable Principles of Trade
          Rules and Regulations of the CFTC
          Rules of any Designated Exchange or Self Regulatory Organization Governing Law -- Futures Industry
Federal and State Securities Laws
Other Statutes
National Futures Association
When NFA Membership is Required
          Doing Customer Business with NFA Non-Members
Registration Requirements
          Commodity Pool Operator/Commodity Trading Advisor
          Associated Person  Principal
          Supervision (NFA Rule 2-9)
          Required Filings/Updates
Promotional Materials (NFA Rule 2-29)
Client Communications
       Simplified Disclosure, Reporting and Recordkeeping With Respect to Qualified Eligible Persons
Account Opening and Disclosure Requirements
NFA Rule 2-30
     Know Your Customer
Additional Disclosures for Commodity Options
Disclosure, Reporting and Recordkeeping Requirements
          CPO Disclosure, Reporting and Recordkeeping
          CTA Disclosure, Reporting and Recordkeeping
CPO and CTA Advertising -- Hypothetical or Simulated Results
          Prescribed Language
Discretionary Accounts (NFA Rule 2-8)
Prohibited Trading
          Churning
          Unsuitability
          Bucketing
          Offsetting

Attachment I -- CFTC Ethics Training Policy and Procedure

          Prearranged Trades
          Frontrunning
          Foreign Security Futures
Customer Orders
          Recordkeeping
          Bunched Orders
          Post-Order Allocation
          Customer Priority
           Confidentiality
           Equitable Treatment of Client Orders
           Proper Allocation
Errors
Handling of Customer Funds
          Prohibited Commingling of Assets of Multiple Commodity Pools Prohibited Receipt of Customer Funds in CTA's Name
Conflicts of Interest

          Overall responsibility for CFTC Ethics Training rests with the CCO who will conduct the class-like training sessions. MAI believes the CCO is qualified to conduct such training based on the CCO's ultimate responsibility for formulating MAI's compliance policies and procedures and to ensure compliance with all applicable laws. In addition, by having the training done internally, the CCO is able to promote a discussion of issues and current regulatory initiatives which are particularly relevant to MAI. The CCO maintains her qualifications by periodically attending conferences, taking appropriate continuing legal education classes as well as ethics training from appropriate third party vendors as well as regularly consulting outside counsel and reviewing various industry publications, including but not limited to CFTC and NFA advisories. Copies of certificates and other materials relating to such conferences and courses will be maintained by the CCO.

          MAI maintains documentation showing who obtained the CFTC Ethics Training, the date of training and copies of any materials used. Participants are required to sign an attendance sheet stating that they have participated in the training. Similar records of any supplementary information that is distributed or discussed are also kept on file. The CCO continues to monitor the hiring of new employees and their responsibilities and registrations as well as any changes in current employees' responsibilities or status to ensure that all appropriate personnel receive the mandatory CFTC Ethics Training.
This Policy and Procedure is reviewed on at least a yearly basis and is modified as needed.

Attachment J (SAMPLE ONLY, SUBMIT VIA THE PTCC)

Code of Ethics Certification

To the Chief Compliance Officer of MAI:

1. I hereby acknowledge receipt of a copy of MAI's Code of Ethics, as supplemented, amended or restated through the date hereof.

2. I have read and understand MAI's Code of Ethics and recognize that I am subject thereto.

Date Submitted: ________________________________________________________________

Print Name of Certifying
Person: ________________________________________________________________________

Signature: _____________________________________________________________________